UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Act Exchange of 1934

         Date of Report (Date of Earliest Event Reported): June 14, 2006

                                     RUDY 45
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                 000-29475               88-0491630
(State or other jurisdiction   (Commission File         (IRS Employer
      of Incorporation)             Number)           Identification Number)

                          2633 Lincoln Blvd., Suite 117
                             Santa Monica, CA 90405
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 452-3206


          (Former name or former address, if changed since last report)



ITEM 5.01.   CHANGES IN CONTROL OF REGISTRANT

As previously reported, the holder of 50,000,000 shares of Series A Preferred Stock converted those securities into shares of the Company's common stock on a one for one basis on April 30, 2006. The shares of Series A Preferred Stock had been issued on March 16, 2006 in consideration of consulting services rendered. As a result of the conversion, Domer, LLC, a California corporation, holds 50,000,000 common shares or about 99% of the Company's outstanding commons shares and therefore is in a position to control the direction of the management and policies of the Company. Warren Ryan is president, secretary and the sole director of Domer, LLC. Domer, LLC consented to the previously reported removal of Howard Hunt Jr. as president and appointment of Alisa Taggart as president.

The Company has been advised by the Securities and Exchange Commission that the authorization and issuance of the shares of Series A Preferred Stock may have been in violation of certain provisions of the Investment Company Act of 1940.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RUDY 45


June 14, 2006                   By:  /s/  Alisa Taggart
                                     ------------------------
                                     Alisa Taggart,President